                                                                       Exhibit 5

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.olshanlaw.com

                                                  NEW JERSEY OFFICE
                                              2001 ROUTE 46, SUITE 202
                                            PARSIPPANY, NEW JERSEY 07054
                                                   (973) 335-7400
                                              FACSIMILE (973) 335-8018

                                December 30, 2004

Ness Technologies, Inc.
Ness Tower
Atidim High-Tech Industrial Park
Building 4
Tel Aviv 61580, Israel

         Re: FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

          We have acted as counsel to Ness Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration
Statement on Form S-8, dated the date hereof (as amended from time to time, the
"Registration Statement"), filed with the Securities and Exchange Commission
(the "Commission") under the Securities Act of 1933, as amended (the "Securities
Act"). The Registration Statement relates to the registration of the 8,944,837 shares (the "Option Shares") of the common stock, $0.01 par value per share (the
"Common Stock"), of the Company, issuable pursuant to the terms and in the manner set forth in the Company's 2003 Stock Option Plan, 2003 Israeli Share
Option Plan, 2001 Stock Option Plan, 1999 Israel Share Option Plan and Apar
Holding Corp. Employee Equity Plan (collectively, the "Plans") and the 382,058 shares (the "Resale Shares," and together with the Option Shares, the "Shares")
of Common Stock, which were issued by the Company upon the exercise of stock options prior to the date hereof. This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

          In connection with this opinion, we have examined the Company's
Amended and Restated Certificate of Incorporation and Amended and Restated
By-Laws, the Plans, the Registration Statement and such other documents as we have considered appropriate for purposes of this opinion.

          We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us. As to any facts

December 30, 2004

material to this opinion that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the
Option Shares have been duly authorized by the requisite corporate action on the part of the Company and, when issued pursuant to the terms and in the manner set forth in the Plans, will be validly issued, fully paid and non-assessable and that the Resale Shares were validly issued and are fully paid and non-assessable.

          The foregoing opinion is limited to the General Corporation Law of the
State of Delaware. We express no opinion herein as to any other laws, statutes, regulations or ordinances. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur. This opinion is being furnished solely for the Company's benefit in connection with the issuance, offer and sale of the Shares and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

          We hereby consent to the filing of this opinion as Exhibit 5 to the
Registration Statement and to the reference made to our firm under the caption
"Legal Matters" in the Prospectus constituting part of the Registration
Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the
Securities Act or the rules and regulations of the Commission.

          A member of the firm is an optionholder of the Company.

                         Very truly yours,

                         /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP

                         OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP